UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 7, 2007, the stockholders of MWI Veterinary Supply, Inc. (the “Company”) approved the Amended and Restated 2005 Stock-Based Incentive Compensation Plan (the “Amended and Restated Plan”) which was amended to permit non-employee directors to participate in and receive awards under the Amended and Restated Plan.  The Amended and Restated Plan will be deemed effective as of July 24, 2006, the date of its adoption by the Company’s Board of Directors, and is attached as Exhibit 10.1 to this report.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On February 7, 2007, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) which increased the number of shares of the Company’s authorized common stock by 20,000,000 shares, from 20,000,000 shares, par value $0.01 per share, to 40,000,000 shares, par value $0.01 per share, thereby increasing the total number of shares of authorized capital stock from 21,000,000 shares, par value $0.01, to 41,000,000 shares, par value $0.01 per share.  The Charter Amendment became effective on February 7, 2007, and is attached as Exhibit 10.1 to this report.

Item 9.01.              Financial Statements and Exhibits

   (d)           Exhibits

3.1                                 MWI Veterinary Supply, Inc. Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of February 7, 2007

10.1         MWI Veterinary Supply, Inc. Amended and Restated 2005 Stock-Based Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: February 8, 2007	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	MWI Veterinary Supply, Inc. Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated as of February 7, 2007

10.1	MWI Veterinary Supply, Inc. Amended and Restated 2005 Stock-Based Incentive Compensation Plan